SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          July 26, 2004

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, include area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On July 26, 2004, Ecolab Inc. announced that, subject to closing on July 30, 2004, the expected Exchange Ratio for its pending acquisition of Alcide Corporation will be 0.6744 meaning Alcide shareholders will receive 0.6744 shares of Ecolab common stock for each share of Alcide common stock they hold.  The merger transaction is subject to the approval by Alcide’s shareholders at a special meeting scheduled for July 30, 2004, and customary closing conditions.  A proxy statement-prospectus concerning the proposed merger transaction has been mailed to Alcide shareholders.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit (99), and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated July 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

	By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date: July 26, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated	Filed herewith electronically. July 26, 2004.